Exhibit 23.1
L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89169
(702) 735-5030
April 13, 2007
U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549
Re: OC-Net, Inc.
Dear Sir/Madame:
As independent registered public accountants, we hereby consent to the use of our name with respect to the financial statements of OC-Net, Inc. for the year ended December 31, 2006 included in this Amendment to Form 8-K and to the incorporation by reference into the Registration Statements (Form S-8 No. 333-93109) pertaining to the 1991 Stock Option Plan of ARI Network Services, Inc., the 1992 Employee Stock Purchase Plan of ARI Network Services, Inc. and the 1993 Director Stock Option Plan of ARI Network Services, Inc. and the Registration Statement (Form S-8 No. 333-52176) pertaining to the ARI Network Services, Inc. 2000 Stock Option Plan and the ARI Networks Services, Inc. 2000 Employee Stock Purchase Plan of our report dated March 22, 2007.
Sincerely,
/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC